INVICTA CORP.


                            AUTHORIZED COMMON STOCK
                                PAR VALUE: $.001

THIS CERTIFIES THAT

                         SPECIMEN                 SPECIMEN


                                    SPECIMEN

IS THE RECORD HOLDER OF


                      Shares of INVICTA CORP. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of the duly authorized officers.

Dated:


_______________________________              __________________________________
                      Secretary                                       President